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                                                                    EXHIBIT 16.1





May 25, 1995





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 12, 1995, of Freymiller Trucking, Inc., and are in agreement with the statements contained in paragraphs (a)(1) and (a)(3) on Page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                                            ARTHUR ANDERSEN LLP